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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

         The following is a list of the Registrant and its subsidiaries at December 31, 1994, other than certain subsidiaries that did not in the aggregate constitute a significant subsidiary. Unless otherwise indicated, 100 percent of the voting securities of each subsidiary are owned by its immediate parent. Multiple levels of subsidiary relationship are reflected by indentation.

                                                                     JURISDICTION OF
NAME                                                                 INCORPORATION
- ----                                                                 -------------
Occidental Petroleum Corporation                                     Delaware
  MidCon Corp.                                                       Delaware
     MidCon Gas Services Corp.                                       Delaware
       MidCon Texas Gas Services Corp.                               Delaware
       MidCon Texas Pipeline Corp.                                   Delaware
         MidCon NGL Corp.                                            Delaware
         Palo Duro Pipeline Company                                  Delaware
     Natural Gas Pipeline Company of America                         Delaware
       NGPL-Canyon Compression Co.                                   Delaware
       NGPL Offshore Company                                         Delaware
       NGPL-Trailblazer Inc.                                         Delaware
  Occidental Petroleum Investment Co.                                California
     Occidental Chemical Holding Corporation                         California
       Occidental Chemical Europe, S.A.                              Belgium
       Occidental Quimica do Brasil Ltda.                            Brazil
         Vulcan Material Plastico S.A.                               Brazil
       Oxy Chemical Corporation                                      California
         Oxy CH Corporation                                          California
           Occidental Chemical Corporation                           New York
              B & D Cogen Funding Corp.                              Delaware
              Interore Corporation                                   Delaware
              Occidental Chemical Chile S.A.I.(a)                    Chile
              Oxy Carbonate, Inc.                                    Delaware
           Occidental Tower Corporation                              Delaware
           Oxy Petrochemicals Inc.                                   Delaware
           Oxy VCM Corporation                                       Delaware
           PDG Chemical Inc.                                         Delaware
     Occidental Oil and Gas Corporation                              California
       Exeter Drilling Company                                       Nevada
       MidCon Exploration Company                                    Delaware
       Occidental Crude Sales, Inc.                                  Delaware
       Occidental International Exploration and Production Company   California
         Compania Occidental de Hidrocarburos, Inc.                  California
         Occidental Congo, Inc.                                      Delaware
         Occidental of Oman, Inc.                                    Liberia
         Occidental of Pakistan, Inc.                                California
         Occidental of the Republic of Komi, Inc.                    Delaware
         Occidental of Russia Ltd.                                   Bermuda
         Occidental Peninsula, Inc.                                  Delaware
         Occidental Peruana, Inc.                                    California

See Notes on following page.
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
                                                                     JURISDICTION OF
NAME                                                                 INCORPORATION
- ----                                                                 -------------
Occidental Petroleum Corporation (Continued)
  Occidental Petroleum Investment Co. (Continued)
     Occidental Oil and Gas Corporation (Continued)
       Occidental International Exploration and
         Production Company (Continued)
         Occidental Petroleum (Malaysia) Ltd.                        Bermuda
         Occidental Petroleum of Qatar Ltd.                          Bermuda
         Occidental Petroleum (Pakistan), Inc.                       Delaware
         Occidental Petroleum (South America), Inc.(b)               Delaware
           Occidental Exploration and Production Company             California
         Occidental Philippines, Inc.                                California
         Repsol Occidental Corporation(c)                            Delaware
           Occidental de Colombia, Inc.                              Delaware
       OXY USA Inc.                                                  Delaware
     Occidental Receivables, Inc.                                    California
     Opcal Insurance, Inc.                                           Hawaii
     Oxy Westwood Corporation                                        California
  Placid Oil Company                                                 Delaware
     Placid International Oil, Ltd.                                  Delaware
_________________

(a)  One percent owned by D. S. Ventures, Inc., a wholly-owned subsidiary of
     Occidental Chemical Corporation.
(b)  A 15 percent voting interest was owned by another company at December 31, 1994.
(c)  A 25 percent voting interest was owned by another company at December 31, 1994.
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